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                                                                  Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this registration statement of Ohio Valley Banc Corp. on Amendment No. 1 to Form S-4, of our report dated February 5, 1998 on the consolidated financial statements of Ohio Valley Bank Corp. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.




                                           /s/ Crowe Chizek and Company LLP
                                           -----------------------------------
                                           Crowe Chizek and Company LLP



Columbus, Ohio
October 12, 1998